AGREEMENT OF SALE AND PURCHASE

Dated as of April 27, 2012

by and between

FOOTSTAR HQ LLC, Seller

and

THE DRESS BARN, INC., Purchaser

933 MacArthur Boulevard
Mahwah, New Jersey

Table of Contents

Page

Table of Contents
(continued)
Page

Exhibit A	Legal Description of Real Property
Exhibit B	Permitted Exceptions
Exhibit C	Suits and Proceedings
Exhibit D	List of Environmental Reports
Exhibit E	Tax Proceedings
Exhibit F	Intentionally Deleted
Exhibit G	Deed
Exhibit H	Certificate as to Foreign Status
Exhibit I	Title Affidavit
Exhibit J	Bill of Sale
Exhibit K	Assignment of Contract Rights

ii

AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (“Agreement”) made this 27th day of April, 2012 by and between Footstar HQ LLC, having an address at 933 MacArthur Boulevard, Mahwah, New Jersey 07430 (“Seller”) and The Dress Barn, Inc., a Connecticut corporation, having an address at c/o Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901 (“Purchaser”).

RECITALS

WHEREAS, Seller is the owner of the Property, as such term is defined below;

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Property upon the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions.  For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article VIII.

“Closing Date” means the date on which the Closing occurs, which the parties intend to be simultaneously with the execution of this Agreement.

“Closing Statement” means a statement agreed to and executed by Seller and Purchaser at the Closing, showing the Purchase Price and any adjustments thereto.

 “Environmental Condition” shall mean any environmental contamination or pollution of, or the release or presence of Hazardous Substances into, the surface water, groundwater, surface soil, subsurface soil, sediment, air or land in, at, on, under, beneath or emanating from the Property.

“Environmental Laws” means all federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes, regulations common law, and any other legal requirement of any governmental authority affecting the Property (a) relating to the environment, human health and safety or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Substances or Environmental Conditions; (c) relating to the remediation of the Property, including, without limitation, investigation, response, clean-up, remediation, prevention, mitigation or removal of Hazardous Materials or Environmental Conditions; or (d) requiring notification or disclosure of releases of Hazardous Materials or any other Environmental Conditions on the mortgaged property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C §§ 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq., the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7041 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., the Solid Waste Disposal Act, 42 U.S.C. §§6901, et seq., the New Jersey Industrial Site Recovery Act (N.J.S.A. §§13:1K-6, et seq.), the New Jersey Site Remediation Reform Act (N.J.S.A. §§ 58:10C-1, et seq.), the New Jersey Spill Compensation and Control Act, N.J.S.A. §§ 58:10-23.11, et seq., and the Brownfield and Contaminated Site Remediation Act, NJSA 58:10B-1, et seq., as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including, without limitation, acids, alkalis, chemicals, petroleum products or byproducts, PCBs, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, as such terms are defined in any of the Environmental Statutes and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Statutes.

“Improvements” means all buildings, structures, fixtures, parking areas and other improvements located on, in or attached to the Real Property.

“Real Property” means certain real property located at 933 MacArthur Boulevard, Mahwah, New Jersey, and designated on the municipal tax map as Lot: 60, in Block: 135, as more particularly described on the legal description attached hereto and made a part hereof as Exhibit A, together with all of Seller’s right, title and interest, if any, in and to the adjacent streets, alleys and right-of-ways, and all easements, easement rights, privileges, servitudes, appurtenances, air rights, development rights, water rights and other real property rights running with Seller's interest in such real property.

“Title Commitment” has the meaning ascribed to such term in Section 6.1.

“Title Company” means Chicago Title Insurance Company.

“To Seller’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge of Jonathan Couchman.

Section 1.2     References:  Exhibits and Schedules.  Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference.  The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1     Agreement.  Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):

(a)         the Real Property;

(b)         the Improvements;

(c)         all of Seller’s right, title and interest, to the extent assignable or transferable, in and to all intangible rights, permits, licenses, warranties, guaranties, certificates titles, interests, privileges, plans and specifications relating to the Real Property, and/or Improvements, and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements (the items described above being collectively referred to herein as the “Contract Rights”); and

(d)         all of Seller’s right, title and interest in and to the equipment, appliances, furniture, machinery, furnishings, and other articles of personal property owned by Seller and located on or in the Real Property and/or Improvements on the Closing Date and used in connection with the ownership, maintenance, use and operation of the Real Property and/or Improvements (the “Personal Property”), it being agreed that no portion of the Purchase Price (as defined herein) is attributable to the Personal Property.

Section 2.2     Permitted Exceptions.  The Property shall be sold, and title thereto conveyed, subject to the Permitted Exceptions (as defined herein).

ARTICLE III

CONSIDERATION

Section 3.1     Purchase Price.  The purchase price for the Property (the “Purchase Price”) shall be Fourteen Million, Six Hundred Twenty One Thousand Four Hundred Ten and 00/100 Dollars ($14,621,410), in lawful currency of the United States of America, payable as provided in Section 3.2.

Section 3.2     Method of Payment of Purchase Price.  No later than 4:00 p.m. (Eastern Time) on the Closing Date, Purchaser shall pay to Seller the Purchase Price by Federal Reserve wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser no later than two (2) Business Days prior to the Closing Date (such funds, the “Closing Funds”).

ARTICLE IV

CONDITION OF PROPERTY

Section 4.1     Condition of Property.  Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever (other than as expressly provided in this Agreement or in any document required to be delivered by Seller at Closing), whether expressed or implied, oral or written, past, present or future, of, as to, concerning or with respect to: (a) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (b) the income to be derived from the Property; (c) the suitability of the Property for any and all activities and uses which Purchaser or any tenant may conduct thereon; (d) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (e) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; (f) the manner or quality of the construction or materials, if any, incorporated into the Property; (g) the manner, quality, state of repair or lack of repair of the Property; (h) compliance with any environmental protection, pollution, safety or land use laws, rules, regulations, orders or requirements, including, without limitation, the existence in or on the property of Hazardous Substances; or (i) any other matter with respect to the Property.  Additionally, no person acting on behalf of Seller is authorized to make, and by execution hereof Purchaser acknowledges that no person has made, except as expressly set forth in this Agreement or in any document required to be delivered by Seller at Closing, any representation, agreement, statement, warranty, guaranty or promise regarding the Property or the transaction contemplated herein; and no such representation, warranty, agreement, guaranty, statement or promise if any, made by any person acting on behalf of Seller shall be valid or binding upon Seller unless expressly set forth herein or in any document required to be delivered by Seller at Closing.  Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller, except as expressly otherwise set forth herein or in any document required to be delivered by Seller at Closing, and, subject to the terms and conditions of this Agreement and the documents delivered at Closing, agrees to accept the Property at the Closing and waive all objections or claims against Seller arising from or related to the Property or to any Hazardous Substances on the Property, except with respect to a breach of any representation, warranty or covenant expressly set forth herein or in any document required to be delivered by Seller at Closing.  Except as otherwise set forth herein or in any document required to be delivered at Closing, Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy, truthfulness or completeness of such information except as otherwise expressly set forth herein or in any document required to be delivered by Seller at Closing, and except with respect to a breach of any representation or warranty expressly set forth herein or in any document required to be delivered by Seller at Closing.  Seller is not liable or bound in any manner by any verbal or written statement, representation or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, contractor, agent, employee, servant or other person except as otherwise expressly set forth herein or in any document required to be delivered by Seller at Closing, and except with respect to a breach of any representation or warranty expressly set forth herein or in any document required to be delivered by Seller at Closing.  Except as otherwise expressly set forth herein or in any document required to be delivered by Seller at Closing, Purchaser further acknowledges and agrees that to the maximum extent permitted by law, it is purchasing the Property on an “AS IS”, “WHERE IS” and “WITH ALL FAULTS” basis.  The provisions of this Section 4.1 shall survive Closing or any termination hereof.

Section 4.2     Sale “As Is”.  THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER.  THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER, AND PURCHASER HAS THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY,  OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 HEREOF, SECTION 12.1 HEREOF, OR ANY DOCUMENT REQUIRED TO BE DELIVERED BY SELLER AT CLOSING PURSUANT TO THE TERMS HEREOF, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 4.2 ARE LIMITED, PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.

ARTICLE V

STATE OF TITLE

Section 5.1     Title Commitment and Survey; Permitted Exceptions.

(a)         Purchaser has obtained and delivered to Seller (i) a copy of a commitment for title insurance, dated February 15, 2012 from the Title Company with respect to the Property (together with any updates thereto issued by the Title Company, the “Title Commitment”), and (ii) a current survey of the Property prepared by Rigg Associates, P.A. (the “Survey”).

(b)         The Property shall be sold and conveyed, and Purchaser shall accept title to the Property, subject to all matters listed on Exhibit B attached hereto and made a part hereof (collectively, the “Permitted Exceptions”).

Section 5.2     Cure.  Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to cure any title or survey objection.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1     Seller’s Representations and Warranties.  The following constitute the representations and warranties of Seller, which representations and warranties shall be true as of the Closing Date:

(a)         Status.  Seller is a limited liability company, duly organized and validly existing under the laws of the State of New Jersey.

(b)         Authority.  The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller.  This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by Seller, when executed and delivered, shall constitute, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally).

(c)         Non-Contravention.  The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, or conflict with, result in a breach of, or constitute a default under any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other agreement or instrument affecting the Property or to which Seller is a party or by which Seller is bound.

(d)         Consents.  No consent, waiver, approval, registration or authorization under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Seller or the Property (that has not already been obtained) is required from any person or entity in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

(e)         Suits and Proceedings.  Except as listed in Exhibit C, there is no written legal action, suit or similar proceeding pending or, to Seller’s Knowledge, threatened against Seller or the Property which (i) is not fully covered by existing insurance, or (ii) if adversely determined, is reasonably likely to have a material adverse effect on the value of the Property, the continued operations thereof, or Seller’s ability to consummate the transactions contemplated hereby.

(f)         Non-Foreign Entity.  Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)         No Assignment/Bankruptcy.  Seller is not insolvent within the meaning of any law relating to bankruptcy or insolvency and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.  Except as otherwise provided herein, Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Seller or any of its property under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller; (iii) suffered the appointment of a receiver, master, liquidator or trustee to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets. Seller filed a Chapter 11 bankruptcy plan of reorganization which was confirmed, and the related bankruptcy case was closed, more than five (5) years prior to the date hereof.

(h)         Environmental.  Except as set forth in Exhibit D:

(i)           Seller has not received any written notice of any violations of any Environmental Law from any governmental authority.

(ii)           There are no claims, actions or proceedings of any kind pending against the Seller under Environmental Laws with respect to the Property for which Seller has received a written notice.

(iii)           To Seller’s Knowledge, there are no Environmental Conditions that require investigation or remediation or other action (including, without limitation, monitoring and/or notice to a governmental authority) under any Environmental Law.

(i)         Taking/Condemnation.  Seller has not received any written notice of, nor to Seller’s Knowledge is there, any eminent domain taking or condemnation affecting or threatened against all or any part of the Property.

(j)         Tenants; Purchase Rights.  There are no leases, occupancy agreements, rental agreements, licenses, license agreements or other rights to possession or occupancy, extensions, amendments, or modifications thereto affecting the Property.  Seller has not entered into any option agreements or granted any rights of first offer or rights of first refusal with respect to the Property.

(k)         Service Contracts. There are no service contracts, maintenance contracts, union contracts or other contracts or agreements affecting the Property, other than such agreements which Seller shall terminate on or prior to the Closing Date and under which Purchaser will not have liability following the Closing.

(l)         Employees.   There are no union employees employed in connection with the operation or maintenance of the Property, and no other employees employed in connection with the operation or maintenance of the Property.

(m)         Patriot Act.  None of Seller, its controlling beneficial owners, nor to Seller’s Knowledge any of its affiliates is in violation of, or subject to the prohibitions of,  any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with persons Who Commit, Threaten to Commit, or Support Terrorism) as in effect on the date hereof (“Executive Order 13224”; collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).  None of Seller, its controlling beneficial owners, nor to Seller’s Knowledge any of its affiliates is named on any list of persons, entities, and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224, or any similar list issued by OFAC or by any other department or agency of the United States of America (collectively, the “OFAC Lists”) or is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or otherwise associated with any of the persons or entities referred to or described in any OFAC Lists.

(n)         Tax Proceedings.  Attached hereto as Exhibit E  is a true, correct and complete list of all Tax Proceedings (as hereinafter defined) with respect to the Property that are pending as of the date hereof.

(o)         Violations.  Seller has not received written notice of any Violations (as defined herein) which remain outstanding.

(p)         NAICS. The Real Property and the Seller's operations at the Real Property at all times during Seller's operations at the Property fell under the North American Industry Classification System ("NAICS") code 551114.

Section 6.2     Purchaser’s Representations and Warranties.  Purchaser represents and warrants that as of the Closing Date:

(a)         Status.  Purchaser is a corporation, duly organized and validly existing under the laws of the State of Connecticut, authorized to conduct business in New Jersey.

(b)         Authority.  The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary action on the part of Purchaser.  This Agreement constitutes, and each document and instrument contemplated hereby to be executed and delivered by Purchaser, when executed and delivered, shall constitute, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its respective terms (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally).

(c)         Non-Contravention.  The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority, or conflict with, result in a breach of or constitute a default under the organizational documents of Purchaser, or conflict with, result in a breach of, or constitute a default under any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.

(d)         Consents.  No consent, waiver, approval, registration or authorization under any law, statute, rule, regulation, judgment, order, writ, injunction or decree which is binding upon Purchaser (that has not already been obtained) is required from any person or entity in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.

(e)         No Assignment/Bankruptcy.  Purchaser is not insolvent within the meaning of any law relating to bankruptcy or insolvency and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent.  Purchaser has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief relating to Purchaser or any of its property under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser; (iii) suffered the appointment of a receiver, master, liquidator or trustee to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.

(f)         Independent Investigation.   Purchaser has made a complete and independent inspection and investigation of all facts and data which it deems necessary or desirable to enter into this transaction and that it is purchasing the Property without reliance upon any warranty or representation made by Seller or any of its agents and representatives other than may be expressly set forth in this Agreement or the documents delivered at Closing.

(g)         Patriot Act. None of Purchaser, its controlling beneficial owners nor to Purchaser’s knowledge any of its affiliates is in violation of, or subject to the prohibitions of, any Anti-Money Laundering and Anti-Terrorism Laws.  None of Purchaser, its controlling beneficial owners nor to Purchaser’s knowledge any of its affiliates is named on any OFAC Lists or is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or otherwise associated with any of the persons or entities referred to or described in any OFAC Lists.

Section 6.3     Survival of Representations, Warranties and Covenants.  The representations and warranties of Seller set forth in Section 6.1 hereof shall survive the Closing until the ninetieth (90th) day following the Closing Date (the “Outside Date”).  Within ten (10) days after Purchaser’s discovery of any misrepresentation of Seller made under Section 6.1 hereof (collectively, “Seller Misrepresentations”), but in no event later than the Outside Date, Purchaser shall give Seller written notice identifying such Seller Misrepresentation.  Notwithstanding anything herein to the contrary, Seller’s liability for Seller Misrepresentations shall not exceed Six Hundred Thousand and 00/100 Dollars ($600,000.00) in the aggregate.  Purchaser shall not make any claim and is not entitled to any damages or remedies against Seller with respect to any Seller Misrepresentations, unless and until Purchaser’s actual damages (but not compensatory, consequential or punitive damages) resulting from all such claims exceed an amount equal to Fifty Thousand and 00/100 Dollars ($50,000.00) in the aggregate, after considering any recovery Purchaser obtains from any title insurance coverage or other remedies Purchaser may have in connection with such claims, which remedies, if any, Purchaser shall pursue prior to bringing any claim against Seller.  Notwithstanding anything stated in the foregoing sentence to the contrary, in the event Purchaser has submitted a claim to the title insurance company or has commenced to pursue other remedies which Purchaser may have in connection with such claims and such claims have not been finally settled prior to the Outside Date, if Purchaser shall notify Seller prior to the Outside Date of such claim submitted to the title company and such actions as Purchaser has taken to commence to pursue such remedies, then Purchaser shall be deemed to have submitted such claim to Seller prior to the Outside Date.  Any claim by Purchaser with respect to Seller Misrepresentations shall be effective and valid only if made in writing against Seller on or prior to the Outside Date.  Seller shall have a reasonable period of time (not to exceed ninety (90) days) after receipt of written notice of such a claim to cure any Seller Misrepresentation resulting in such claim.  The provisions of this Section 6.3 shall survive the Closing.

ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING

Section 7.1     Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

(a)         Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 8.3.

(b)         All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing.

(c)         Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

(d)         Title to the Real Property and the Improvements shall be in the condition provided for in Article V and shall be insurable in accordance with the provisions of Article V.

(e)         The requirements of Section 8.6 hereof with respect to the Bulk Sale Transfer Act (as defined herein) shall have been complied with.

Section 7.2     Conditions Precedent to Obligation to Seller.  The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

(a)         Purchaser shall have paid or tendered payment of the Purchase Price, as adjusted pursuant to, and payable in the manner provided for, in this Agreement.

(b)         Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 8.2.

(c)         All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(d)         Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

ARTICLE VIII

CLOSING

Section 8.1     Closing.  The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place at 10:00 a.m. (Eastern Time) simultaneously with the execution hereof (the “Closing Date”) at the offices of the Seller’s counsel:  Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022.

At Closing, the events set forth in this Article VIII will occur, it being understood that the performance or tender of performance of all matters set forth in this Article VIII are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.  The acceptance of the Deed by Purchaser shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of the Seller to be performed hereunder unless otherwise specifically provided herein.

Purchaser shall have the right to designate its wholly-owned subsidiary, 933 Inspiration LLC, a Delaware limited liability company (“Designee”) to acquire the Property at Closing.  If Purchaser designates Designee to acquire the Property at Closing, then references in this Agreement to “Purchaser” shall be deemed to refer to “Designee” as the context may require.

Section 8.2     Purchaser’s Closing Obligations.  At the Closing, Purchaser will deliver to Seller the following items:

(a)         The Purchase Price, after all adjustments are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the requirements of Section 3.2;

(b)         A certificate of Purchaser certifying that the execution and delivery by Purchaser of this Agreement and the documents set forth herein have been duly authorized by all necessary action of Purchaser and that this Agreement and such documents have been duly executed and delivered by Purchaser;

(c)         A counterpart original of the Closing Statement, duly executed by Purchaser;

(d)         A certificate, dated as of the date of Closing, stating that the representations and warranties of Purchaser contained in Section 6.2 are true and correct in all material respects as of the Closing Date;

(e)         A New Jersey Affidavit of Consideration for use by Purchaser (RTF-1EE) and/or such other transfer tax forms as may be required in connection with the transaction (including evidence that Purchaser’s so-called “mansion taxes” shall be paid at and in connection with the recording of the Deed), duly executed and acknowledged by Purchaser; and

(f)         Any other documentation reasonably required to consummate the transactions contemplated by this Agreement.

Section 8.3     Seller’s Closing Obligations.  At the Closing, Seller will deliver to Purchaser the following items:

(a)         A bargain and sale deed without covenants against grantor’s acts in form attached hereto as Exhibit G (the “Deed”), duly executed and acknowledged by Seller, conveying to the Purchaser the Real Property and the Improvements, subject only to the Permitted Exceptions;

(b)         A certificate of Seller certifying that the execution and delivery by Seller of this Agreement and the documents set forth herein have been duly authorized by all necessary action of Seller and that this Agreement and such documents have been duly executed and delivered by Seller;

(c)         A certificate in the form attached hereto as Exhibit H (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;

(d)         A New Jersey Affidavit of Consideration for use by Seller (RTF-1), Seller’s Residency Certificate (GIT/REP) and such other transfer tax forms or instruments as may be required in connection with the transaction (including evidence that Seller’s transfer taxes shall be paid at and in connection with the recording of the Deed), duly executed and acknowledged by Seller;

(e)         Seller’s title affidavit in the form annexed hereto as Exhibit I and such other documents as may be reasonably requested by the Title Insurer;

(f)         A counterpart original of the Closing Statement, duly executed by Seller;

(g)         A Bill of Sale, in the form attached hereto as Exhibit J , duly executed by Seller, conveying to Purchaser, all of Seller’s right, title and interest in and to the Personal Property, without any warranty or representation of any kind;

(h)         An Assignment of Contract Rights (the “Assignment of Contract Rights”), in the form of Exhibit K attached hereto and made a part hereof, duly executed by Seller so as to assign to Purchaser from and after the Closing Date all of Seller’s right, title and interest in and to the Contract Rights, but without any warranty or representation of any kind;

(i)         To the extent in the possession of Seller or Seller’s agents, any originally executed counterparts, or, in lieu thereof, true and correct copies, of the documents comprising the Contract Rights, if any, including, without limitation, (i) any licenses, permits, authorizations and approvals, (ii) any as-built plans and specifications, mechanical, electrical and plumbing layouts and operating manuals and surveys and certificates of occupancy, and (iii) any guaranties, warranties, certificates and titles;

(j)         A certificate, dated as of the date of Closing, stating that the representations and warranties of Seller contained in Section 6.1 are true and correct in all material respects as of the Closing Date;

(k)         To the extent in the possession of Seller or Seller’s agents, all keys or key cards and alarm codes to, and all combinations to, any locks on, all entrance doors to, and any equipment and utility rooms located in, the Improvements, appropriately tagged for identification; and

(l)         Any other documentation reasonably required to consummate the transactions contemplated by this Agreement.

Section 8.4     Costs of Title Company and Closing Costs.  Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)         Seller shall pay (i) Seller’s attorney’s fees, (ii) the New Jersey Real Estate Transfer Fee payable pursuant to N.J.S.A. 45:15-5 et. seq. and applicable implementing regulations, if any, and any other transfer taxes imposed by the State of New Jersey or any county or municipality thereof, other than the “mansion tax” which is payable by Purchaser under clause (b) below, that are imposed upon or payable in connection with the sale of the Property and the subsequent recordation of the Deed, and (iii) one-half (1/2) of escrow fees, if any.

(b)         Purchaser shall pay (i) the costs of recording the Deed to the Property and all other documents in connection with the sale of the Property; (ii) the so-called “mansion tax” payable pursuant to N.J.S.A 46:15-7.2 and applicable implementing regulations, if any; (iii) the cost of the premium for the Title Policy and all title searches; (iv) all costs of any additional coverage under the Title Policy or endorsements or deletions to the Title Policy that are desired by Purchaser; (v) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (vi) Purchaser’s counsel’s fees and disbursements; (vii) one-half (1/2) of escrow fees, if any, (viii) any and all costs and expenses in connection with Purchaser obtaining any financing for the purchase of the Property, (ix) any other expenses(s) incurred by Purchaser, its agents, or its representative(s) in inspecting, testing or evaluating the Property or closing of this transaction, and (x) the costs of any survey obtained by the Purchaser.

(c)         Any other costs and expenses of Closing not provided for in this Section 8.4 shall be allocated between Purchaser and Seller in accordance with the custom in the area in which the Property is located.

(d)         The provisions of this Section 8.4 shall survive the Closing.

Section 8.5     Costs and Prorations.

(a)         All revenues and expenses, including but not limited to, the following apportionments, shall be made between the parties at the Closing as of 12:01 a.m. on the Closing Date:  personal property taxes, municipal assessments, real estate taxes and assessments, water rates and charges, fuel and other utility charges and sewer taxes and rents, if any, and any other items that reasonably require apportionment in accordance with local custom and practice to effectuate the transactions contemplated hereby.

(b)         Apportionment of real property taxes, water rates and charges, sewer taxes and rents and other similar items shall be made on the basis of the fiscal year for which assessed.  If the Closing Date occurs before the real property taxes, water rates and charges, sewer taxes and rents or similar items with respect to the Real Property and Improvements are finally fixed for the fiscal year in which the Closing occurs, then the apportionments thereof made at the Closing shall be made on the basis of the real property taxes, water rates and charges, sewer taxes and rents or other similar items, as the case may be, for the preceding fiscal year applied to the latest assessed valuation.  After the real property taxes, water rates and charges, sewer taxes and rents or similar items, as the case may be, are finally fixed for the fiscal year in which the Closing occurs, Seller and Purchaser shall make a recalculation of the apportionment thereof based on the amounts finally fixed for the fiscal year in which the Closing occurs, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other party based on such recalculation.  Seller or its representatives shall have the right (x) at any time before the Closing, to institute tax reduction or other proceedings to reduce the assessed valuation of the Real Property and Improvements (“Tax Proceedings”) with respect to the period ending at the end of the fiscal year in which the Closing occurs, or (y) to continue, after the Closing, any such Tax Proceeding commenced by Seller prior to the Closing, provided that such Tax Proceeding shall not be finally settled by Seller without the prior consent of Purchaser, which consent shall not be unreasonably withheld.  If Purchaser, at any time following the Closing, shall institute any Tax Proceedings with respect to the period ending at the end of the fiscal year in which the Closing occurs, such Tax Proceeding shall not be finally settled by Purchaser without the prior consent of Seller, which consent shall not be unreasonably withheld.  If any refund of any real property tax, water rates and charges, sewer taxes and rents or similar items is issued after the Closing Date for any period including the period prior to the Closing Date, such refund shall be applied as follows:  first, to the cost incurred in obtaining such refund; and second, the balance of such refund, if any, shall be apportioned between Seller, for the period prior to the Closing Date, and Purchaser, for the period from and after the Closing Date.

(c)         If, on the Closing Date, the Real Property or Improvements, or any part thereof, is affected by any real property tax or other municipal assessments, then Seller shall pay such assessments; provided, however, that if such assessments are payable in installments, then Seller shall pay such installments due prior to the Closing Date, and Purchaser shall pay such installments due after the Closing Date.

(d)         The amount of any unpaid taxes, assessments, water rates and charges, sewer taxes and rents and any other similar items which Seller is obligated to pay and discharge with respect to the Real Property and Improvements, with interest and penalties thereon to the Closing Date, may, at the option of Seller, be paid out of the Purchase Price, provided that reasonable evidence of such charges or current bills are furnished by Seller at the Closing.  Purchaser, if request is made at least two (2) business days prior to the date scheduled for the Closing, shall provide Seller at the Closing with separate wire transfers of immediately available federal funds and/or certified and/or official bank checks drawn on, or by, a commercial bank that is a member of the New York Clearinghouse Association, payable as directed by Seller, in an aggregate amount not exceeding the balance of the Purchase Price due to Seller at the Closing, to facilitate the satisfaction of any of the aforesaid taxes, assessments, water rates and charges, sewer taxes and rents and other similar items and any interest and penalties thereon to the Closing Date.  Without limiting the foregoing, Seller is solely obligated to pay and discharge any of the aforesaid taxes, assessments, water rates and charges, sewer taxes and rents and other similar items affecting the Real Property and Improvements with all interest and penalties thereon that are due and payable or delinquent as of the Closing Date, subject to apportionment as herein provided.

(e)         If there is a water meter or submeter on the Property, Seller shall attempt to obtain recent meter readings prior to the date scheduled for the Closing, and apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available. The net amount thereof shall either be (x) paid by Purchaser to Seller by Federal Reserve wire transfer of immediately available funds to a bank account designated by Seller at least two (2) Business Days prior to the Closing Date, or (y) credited by Seller against the Purchase Price.

(f)         Purchaser shall reimburse Seller on the Closing Date for the cost of all fuel oil owned by Seller and located in the tanks at the Property as of the Closing Date.  The amount of fuel oil shall be reasonably estimated by a representative of Seller or the fuel oil supplier, and the price to be paid therefor is to be the then prevailing price charged by the fuel oil supplier who supplied the same to the Premises (plus all applicable taxes thereon and shipping charges).

(g)         Seller shall be entitled to the return of any deposit(s) posted by it with any utility company and Seller shall pay all charges and notify each utility company serving the Property to terminate Seller’s account, effective as of the Closing Date. Seller shall secure cutoff readings for all utilities as of the Closing Date.  To the extent that such cutoff readings are not available, at Closing the cost of such utilities shall be apportioned between the parties as of the Closing Date on the basis of the most recent actual (not estimated) bill for such service, and, after Closing, upon determination of the final meter readings shall be readjusted based on same as of the Closing Date.  Purchaser shall be responsible for causing such utilities and services to be changed to its name as of the Closing Date, and shall be liable for and shall pay all utility bills for services rendered after the Closing Date.

(h)         Any other costs and charges of closing this transaction not specifically mentioned in this Agreement shall be paid and adjusted in accordance with local custom in the commercial real estate market in which the Property is located.

(i)         Seller and Purchaser shall adjust any apportionments made under this Article VIII after the Closing to account for errors or incorrect estimates made as of the Closing Date (it being agreed that the parties’ aforesaid agreement to make such adjustments shall survive the Closing for a period of six (6) months).

(j)         The provisions of this Section 8.5 shall survive the Closing.

Section 8.6     Bulk Sale Transfer Act.  The parties hereby acknowledge that, pursuant to P.L. 2007, Chapter 100 (A5002) and the provisions of N.J.S.A. 54:50-38 (the “Bulk Sale Transfer Act”), the transactions set forth herein may be considered a bulk sale by Seller and, therefore, Purchaser has notified the Director of the Division of Taxation in the Department of the Treasury of the State of New Jersey (the “Department”) of the proposed sale and of the price, terms, and conditions of the transaction.  The Department determined that: $6,000.00 of Seller’s proceeds are to be held back as an escrow pending a determination by the Department of any taxes due and owing from Seller.  At the Closing, such funds shall be withheld out of Seller’s proceeds and deposited in escrow with the Title Company pursuant to an escrow agreement reasonably satisfactory to Seller and Purchaser until such time as the parties are in receipt of a tax clearance letter from the Department.  Once the final tax clearance letter has been obtained confirming that no additional amounts are due, the balance of the escrow account, if any, shall be paid to Seller. The provisions of this Section 8.6 shall survive the Closing of this Agreement.

ARTICLE IX

VIOLATIONS

Section 9.1     Violations.  Purchaser shall accept title to the Property subject to all violations of law or municipal ordinances, orders or requirements noted in or issued by the departments of buildings, fire, labor, health, or other federal, state, county, city or other departments and governmental agencies having jurisdiction against or affecting the Property (collectively, the “Violations”), noted against the Property.  Seller shall have no obligation to cure or remove any Violations, except that (i) Seller shall be responsible for and shall pay any penalties or fines imposed on or before the Closing in connection with any Violations issued prior to the date of this Agreement, and (ii) Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to the aggregate cost that the Title Company reasonably estimates Purchaser will incur in order to cure or remedy any Violations outstanding as of the Closing Date, including, without limitation, the payment of any penalties or fines imposed in connection therewith, up to a maximum credit of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00).

ARTICLE X

NOTICES

Section 10.1     Notices.

(a)         All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by facsimile transmission (provided that such facsimile is confirmed by the sender by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Seller:	c/o Footstar, Inc.
933 MacArthur Boulevard
Mahwah, New Jersey 07430
Attention: Mr. Jonathan Couchman
(201) 934-2000, ext. 5 (ph.)

with a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022
Attention: Thomas D. Kearns, Esq.
(212) 451-2273 (ph.)
(212) 451-2222 (fax)

If to Purchaser:	c/o Ascena Retail Group, Inc.
30 Dunnigan Drive
Suffern, New York 10901
Attention: Gene Wexler, Esq., SVP, General Counsel
(845) 369-4810 (ph.)
(845) 369-4750 (fax)

With a copy to:	Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
Attention: Perry A. Cacace, Esq.
(212) 969-3710 (Ph.)
(212) 969-2900 (fax)

(b)         Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) facsimile transmission as aforesaid shall be deemed given at the time and on the date of machine transmittal provided same is sent and confirmation of receipt is received by the sender prior to 4:00 p.m. (Eastern Time) on a Business Day (if sent later or on a Non-Business Day, then notice shall be deemed given on the next Business Day).  Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

ARTICLE XI

ASSIGNMENT AND BINDING EFFECT

Section 11.1     Assignment; Binding Effect.  The provisions hereof shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties.  If Purchaser assigns this Agreement, Purchaser shall not be released from any of its obligations hereunder upon such assignment, but shall remain fully liable therefor notwithstanding any such assignment.

ARTICLE XII

BROKERAGE

Section 12.1     Brokers.  Purchaser and Seller each represents to the other that it has not dealt with any brokers, finders or salesmen in connection with this transaction, other than Jones Lang LaSalle, as representative of Purchaser, and Cassidy Turley, as representative of Seller (collectively, the “Broker”).  Seller agrees to pay any and all commissions due to the Broker under a separate agreement (“Brokerage Agreement”).  Purchaser further represents and warrants to Seller that neither Purchaser nor any person or entity holding any legal or beneficial interest whatsoever in Purchaser (whether directly or indirectly) has agreed, whether verbally, in writing or on any other basis, to any form of compensation or exchange of value with Jones Lang LaSalle (as representative of Purchaser, or in connection with the sale contemplated hereby) in connection with the transaction contemplated by this Agreement, in addition to the compensation to which the Broker is entitled pursuant to the Brokerage Agreement (a true and complete copy of which has been provided by Seller to Purchaser), and Purchaser further represents that it has no side arrangement with any broker (including, but not limited to, Broker) for any brokerage fees, incremental or otherwise. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all loss, cost, damage, liability or expense, including, without limitation, reasonable attorneys’ fees, which Seller may sustain, incur or be exposed to by reason of the breach of the foregoing representations and warranties by Purchaser.  Seller acknowledges that Purchaser may elect to retain Jones Lang LaSalle before or following the Closing in connection with matters relating to Purchaser’s remodeling, ownership and operation of the Property, and any agreement relating to such matters shall not constitute a breach of Purchaser’s representation set forth in this Section 12.1.  The provisions of this Article XII will survive any Closing or termination of this Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.1     Waivers.  No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein.  No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation.

Section 13.2     Confidentiality.  Except as may be required by law or in connection with any court or administrative proceeding or by any applicable regulation, including, without limitation, state or federal securities laws or requirements of the New York Stock Exchange, the Securities and Exchange Commission, rating agencies or similar agencies or bodies, neither Seller, Purchaser nor their respective designees shall issue or cause the publication of any press release or other public announcement, or cause, permit or suffer any other disclosure which sets forth the terms of the transactions contemplated hereby to any party other than Seller's or Purchaser's partners, prospective partners, members, prospective members, directors, officers, employees, counsel, advisors, accountants, lenders or prospective lenders, investors or prospective investors, without first obtaining the written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.  The provisions of this Section 13.2 shall survive the Closing.

Section 13.3     Construction.  Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement.  Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa.  This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement.  In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.

Section 13.4     Counterparts.  This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original.  All such fully executed original counterparts will collectively constitute a single agreement.  This Agreement may be executed and delivered by facsimile transmission (provided that such facsimile is confirmed by the sender by expedited delivery service pursuant to Section 10.1) with the same force and effect as if such facsimile were an executed and delivered original manual counterpart.

Section 13.5     Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 13.6     Entire Agreement.  This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 13.7     Governing Law.  THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES.  SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED.

Section 13.8     Further Actions.  The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 13.9     Exhibits.  The following sets forth a list of Exhibits to the Agreement:

Exhibit A                      Legal Description of Real Property
Exhibit B                      Permitted Exceptions
Exhibit C                      Suits and Proceedings
Exhibit D                      List of Environmental Reports
Exhibit E                      Tax Proceedings
Exhibit F                      Intentionally Deleted
Exhibit G                      Deed
Exhibit H                      Certificate as to Foreign Status
Exhibit I                      Title Affidavit
Exhibit J                      Bill of Sale
Exhibit K                      Assignment of Contract Rights

Section 13.10     No Partnership.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 13.11     Limitations on Benefits.  It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

Section 13.12     Discharge of Obligations.  The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive the Closing.

Section 13.13     Non-Liability.  Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Seller or Purchaser, nor any of the directors, officers, employees, shareholders, members, managers, partners or agents of any of the directors, officers, employees, shareholders, members, managers, partners or agents of Seller or Purchaser, nor any other person, partnership, corporation or trust, as principal of Seller or Purchaser, whether disclosed or undisclosed (collectively, the “Exculpated Parties”) shall have any personal obligation or liability hereunder, and neither Seller nor Purchaser shall seek to assert any claim or enforce any of their respective rights hereunder against any Exculpated Party.

Section 13.14     Waiver of Jury Trial.  PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE.

Section 13.15     Tax Free Exchange.

(a)         Seller shall accommodate Purchaser in connection with its effectuation of a like-kind exchange (pursuant to Section 1031 of the Internal Revenue Code of 1986) with respect to the transactions contemplated herein, and Seller shall execute any documents necessary to effectuate such like-kind exchange, provided, however, (a) such exchange does not directly or indirectly reduce the Purchase Price, (b) such exchange will not delay or otherwise adversely affect the Closing, and (c) there is no additional cost or expense incurred by Seller resulting from, or in connection with, such exchange (other than de minimums costs and expenses). Purchaser shall indemnify, defend and hold Seller harmless from and against any and all loss, cost, damage, liability or expense, including, without limitation, reasonable attorneys’ fees, which Purchaser may sustain, incur or be exposed to by reason of its compliance with this Section 13.15.

(b)         Purchaser shall accommodate Seller in connection with its effectuation of a like-kind exchange (pursuant to Section 1031 of the Internal Revenue Code of 1986) with respect to the transactions contemplated herein, and Purchaser shall execute any documents necessary to effectuate such like-kind exchange, provided, however, (a) such exchange does not directly or indirectly reduce the Purchase Price, (b) such exchange will not delay or otherwise adversely affect the Closing, and (c) there is no additional cost or expense incurred by Purchaser resulting from, or in connection with, such exchange (other than de minimums costs and expenses). Seller shall indemnify, defend and hold Purchaser harmless from and against any and all loss, cost, damage, liability or expense, including, without limitation, reasonable attorneys’ fees, which Seller may sustain, incur or be exposed to by reason of its compliance with this Section 13.15.

 [Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Agreement of Sale and Purchase as of the date first above written.

SELLER:

FOOTSTAR HQ LLC

By:	/s/ Jonathan M. Couchman
	Name:	Jonathan M. Couchman
	Title:	President

PURCHASER:

THE DRESS BARN, INC.

By:	/s/ Jeffrey Gerstel
	Name:	Jeffrey Gerstel
	Title:	President